UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on September 17, 2015, SFX Entertainment, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Sillerman Investment Company III LLC (“SIC”), an entity controlled by the Company’s Chairman and Chief Executive Officer, Robert F.X. Sillerman, pursuant to which SIC purchased $15.0 million of Series A Preferred Stock on September 17, 2015 and was obligated to purchase an additional $15.0 million of Series A Preferred Stock in installments with the final payment due October 17, 2015.

On September 29, 2015, the Company delivered notice to SIC that it was in breach of the Subscription Agreement.

Following SIC’s failure to fund the additional $15.0 million of Series A Preferred Stock, the Company and SIC engaged in discussions about remedying the breach. On November 2, 2015, the Company delivered notice to SIC that it continued to be in breach of the Subscription Agreement and demanded payment of the $15.0 million. The Company is in discussions with Mr. Sillerman about curing the breach but has not waived any legal remedies or rights available to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: November 4, 2015	By:	/s/ Howard Tytel
Howard Tytel
General Counsel